UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (713) 830-8775

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT ITEM 7.01 — REGULATION FD
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Calpine Corporation (“Calpine”) announced today that it entered into a Purchase Agreement (the “Purchase Agreement”) through New Development Holdings, LLC (“Purchaser”), a wholly owned indirect subsidiary of Calpine on April 20, 2010, with Pepco Holdings, Inc. (“PHI”), Conectiv, a wholly owned subsidiary of PHI (“Conectiv”), and Conectiv Energy Holding Company (the “Company”), a wholly-owned direct subsidiary of Conectiv.

Pursuant to the Purchase Agreement, Purchaser has agreed, on the terms and subject to the conditions of the Purchase Agreement, to purchase from Conectiv all of the membership interests in the Company, and thereby acquire all of the electricity generation assets of Conectiv, which include 18 operating power plants and one plant under construction, with approximately 4,490 MW of capacity (including completion of the power plant under construction and scheduled upgrades) for a purchase price of $1.65 billion in cash plus the market value of the fuel oil inventory at closing, and subject to other adjustments including (i) the level of working capital and non-fuel oil inventory at closing and (ii) actual capital expenditures relative to budgeted capital expenditures through the closing date. Purchaser will not acquire the Company’s trading book, collateral requirements or load-serving auction obligations. In addition, Purchaser will not assume any of the Company’s off-site environmental liabilities or pre-close pension liabilities. The transaction is targeted to close by June 30, 2010. Effective July 1, 2010, the purchase price will be subject to a per diem reduction for each day closing does not occur of (i) $360,000 in July, (ii) $363,500 in August, (iii) $237,500 in September, (iv) $195,000 in October, (v) $189,500 in November, and (vi) $219,500 in December.

Calpine will finance the transaction through available cash and bank debt provided pursuant to financing commitments from Credit Suisse as lead arranger, along with Citigroup Global Markets Inc. and Deutsche Bank Trust Company Americas. However, the Purchase Agreement is not subject to financing condition.

The obligations of the parties under the Purchase Agreement are subject to customary closing conditions, including, among others: (i) obtaining required governmental and third party consents and approvals and (ii) the absence of legal restraints that would make the transactions contemplated by the Purchase Agreement illegal or otherwise prevent the consummation thereof. In addition, the obligations of Purchaser are subject to certain other conditions, including: (i) possession by the Company and its subsidiaries (the “Companies”) of all permits necessary to conduct their businesses in all material respects in accordance with applicable laws, (ii) absence, since the date of the Purchase Agreement, of any events or circumstances that, individually or in the aggregate, have had or are reasonably likely to have a material adverse effect on the Companies or certain specified assets of the Companies, (iii) the successful consummation of an agreed reorganization of Companies as described in the Purchase Agreement (the “Reorganization”), (iv) the release of certain liens affecting certain real property, (v) the absence of legal or regulatory action with respect to plants, (vi) certain actions to ensure that the Company’s facility construction project in Peach Bottom Township, Pennsylvania (the “Delta Project”) is completed on schedule and in the expected manner and (vii) the receipt by Purchaser of audited financial statements of the Company and its consolidated subsidiaries for the years ended December 31, 2009 and 2008.

Under the terms of the Purchase Agreement, PHI and the Company have agreed to, and the Company has agreed to cause its subsidiaries to, among other things and subject to certain exceptions: (i) conduct its business in the ordinary course, (ii) use reasonable best efforts to preserve intact their respective business organizations and maintain appropriate relationships with governmental or regulatory authorities and others having material business relationships with them, (iii) comply in all material respects with all applicable laws and (iv) refrain from taking certain specified actions. In addition, all parties have agreed to use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Purchase Agreement, including obtaining consents and approvals, and executing any additional instruments reasonably necessary to consummate the transactions contemplated by the Purchase Agreement.

The parties have agreed to customary indemnifications for breaches of representations, warranties or covenants made by the parties under the Purchase Agreement. The indemnifications for breaches of representations and warranties are capped at $320 million (except with respect to specific representations and in the case of fraud, bad faith or willful misconduct) and subject to a $10 million deductible. In addition, PHI and Conectiv have agreed to indemnify Purchaser for specific matters identified in the Purchase Agreement.

The Purchase Agreement contains customary termination rights for the parties. In addition, the Purchase Agreement may be terminated at any time by PHI or Purchaser if the closing fails to occur before December 31, 2010. Purchaser has early termination rights if specified events occur or do not occur, or if specified documents are not delivered by certain dates, including audited financial statements of the Company and its consolidated subsidiaries, PHI lender consents and certain other transaction documents.

The Purchase Agreement provides that liquidated damages be paid to parent or Purchaser, as the case may be, upon termination under certain circumstances, the amount of which liquidated damages depends on the reason for termination. The liquidated damages payable by PHI range from $20 million to $175 million. The liquidated damages payable by Purchaser range from $40 million to $175 million. Calpine has agreed to guarantee Purchaser’s liquidated damages obligations. The parties are not entitled to specific performance under the Purchase Agreement, other than with respect to certain specified covenants.

ITEM 7.01 — REGULATION FD

        Calpine will discuss the transaction during a conference call for investors at 9 a.m. EDT / 8 a.m. CDT on Wednesday, April 21, 2010. Calpine also intends to update its 2010 guidance and issue 2011 guidance for the first time. Presentation materials will be made available on Calpine’s Web site prior to the call and are attached hereto as Exhibit 99.2. A listen-only webcast of the call may be accessed through Calpine’s Web site at www.calpine.com, or by dialing 877-397-0286 (or 713-325-4942 for international listeners) at least ten minutes prior to the beginning of the call. An archived recording of the call will be made available on the Web site and can also be accessed by dialing 888-203-1112 or 719-457-0820 (International) and providing confirmation code 4987312.

The information in this Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall they be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Calpine Corporation Press Release dated April 21, 2010.

99.2	Calpine Corporation Presentation dated April 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: April 21, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Calpine Corporation Press Release dated April 21, 2010.

99.2	Calpine Corporation Presentation dated April 21, 2010.